Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial information of Arch Coal, Inc. (“Arch Coal”) and International Coal Group, Inc. (“ICG”) and has been prepared to reflect the merger of Atlas Acquisition Corp. (“Merger Sub”) with and into ICG and the related financing transactions. The pro forma data in the unaudited pro forma condensed combined balance sheet as of March 31, 2011 assume that the merger of Merger Sub with and into ICG was completed on that date. The data in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011 assume the merger was completed at the beginning of each period.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and related notes thereto of Arch Coal and ICG.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations of Arch Coal had the transactions actually occurred on the dates assumed in the unaudited pro forma condensed combined financial statements.

The merger of Merger Sub with and into ICG will be accounted for under the acquisition method of accounting under U.S. GAAP whereby the total purchase price is allocated to the assets acquired and liabilities assumed based on their respective fair values at the acquisition date. The cash purchase price reflects the number of common shares of ICG tendered plus the fair value of liabilities incurred in conjunction with the merger. At this time, Arch Coal has not completed the valuation analyses to determine the fair values of ICG’s assets and liabilities; and accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates which, while considered reasonable under the circumstances, are subject to changes, which may be material. Upon completion of a detailed valuation analysis, there may be additional increases or decreases to the recorded book values of ICG’s assets and liabilities, including, but not limited to, mineral reserves, property, plant and equipment, asset retirement obligations, coal supply agreements, commitments and contingencies and other intangible assets that will give rise to future amounts of depletion, depreciation and amortization expenses or credits that are not reflected in the information contained in this unaudited pro forma condensed combined financial information. Accordingly, once the final purchase price has been determined and the purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information. Additionally, this unaudited pro forma condensed combined statement of operations does not reflect the cost of any integration activities or benefits from the merger and synergies that may be derived from any integration activities, both of which may have a material effect on the results of operations in periods following the completion of the merger.

Certain amounts in ICG’s historical balance sheets and statements of income have been conformed to Arch Coal’s presentation.

ARCH COAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31, 2010

	Arch Coal Historical	ICG Historical	Pro Forma Adjustments Related to Financing		Pro Forma Adjustments Related to Merger		Pro Forma
	(in thousands)
Revenues
Coal sales	$3,186,268	$1,113,657	$—		$—		$4,299,925
Costs, expenses and other
Cost of coal sales	2,395,812	885,739	—		—		3,281,551
Depreciation, depletion and amortization	365,066	107,682	—		50,372	(f)	523,120
Amortization of acquired sales contracts, net	35,606	(3,116)	—		(44,582	)(g)	(12,092)
Selling, general and administrative expenses	118,177	35,569	—		—		153,746
Change in fair value of coal derivatives and coal trading activities, net	8,924	—	—		—		8,924
Gain on Knight Hawk transaction	(41,577)	—	—		—		(41,577)
Other operating income, net	(19,724)	(8,726)			—		(28,450)
	2,862,284	1,017,148	—		5,790		3,885,222
Income from operations	323,984	96,509	—		(5,790)		414,703
Interest expense, net:	(140,100)	(40,736)	(170,945	)(h)	40,736	(h)	(311,045)
Other non-operating expense
Loss on early extinguishment of debt	(6,776)	(29,409)	—		—		(36,185)
Income (loss) before income taxes	177,108	26,364	(170,945)		34,946		67,473
Provision for (benefit from) income taxes	17,714	(3,750)	(64,104	)(i)	13,104	(i)	(37,036)
Net income	159,394	30,114	(106,841)		21,842		104,509
Less: Net income attributable to noncontrolling interest	(537)	(3)	—		—		(540)
Net income attributable to Arch Coal, Inc.	$158,857	$30,111	$(106,841)		$21,842		$103,969
Earnings per common share
Basic earnings per common share(j)	$0.98						$0.49
Diluted earnings per common share(j)	$0.97						$0.49
Weighted average shares outstanding
Basic	162,398		48,000	(a)			210,398
Diluted	163,210		48,000	(a)			211,210

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

ARCH COAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31, 2011

	Arch Coal Historical	ICG Historical	Pro Forma Adjustments Related to Financing		Pro Forma Adjustments Related to Merger		Pro Forma
	(in thousands)
Revenues
Coal sales	$872,938	$290,863	$—		$—		$1,163,801
Costs, expenses and other
Cost of coal sales	653,684	225,116	—		—		878,800
Depreciation, depletion and amortization	83,537	26,545	—		13,019	(f)	123,101
Amortization of acquired sales contracts, net	5,944	(889)	—		(11,036	)(g)	(5,981)
Selling, general and administrative expenses	30,435	51,152	—		—		81,587
Change in fair value of coal derivatives and coal trading activities, net	(1,784)	—	—		—		(1,784)
Gain on Knight Hawk transaction	—	—	—		—		—
Other operating income, net	(1,116)	(10,507)	—		—		(11,623)
	770,700	291,417	—		1,983		1,064,100
Income from operations	102,238	(554)	—		(1,983)		99,701
Interest expense, net:	(33,834)	(8,110)	(42,736	)(h)	8,110	(h)	(76,570)
Income (loss) before income taxes	68,404	(8,664)	(42,736)		6,127		23,131
Provision for (benefit from) income taxes	12,530	(2,357)	(16,026	)(i)	2,297	(i)	(3,556)
Net income (loss)	55,874	(6,307)	(26,710)		3,830		26,687
Less: Net income attributable to noncontrolling interest	(273)	(11)	—		—		(284)
Net income (loss) attributable to Arch Coal, Inc.	$55,601	$(6,318)	$(26,710)		$3,830		$26,403
Earnings per common share
Basic earnings per common share(j)	$0.34						$0.13
Diluted earnings per common share(j)	$0.34						$0.12
Weighted average shares outstanding
Basic	162,576		48,000	(a)			210,576
Diluted	163,773		48,000	(a)			211,773

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

ARCH COAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

MARCH 31, 2011

	Arch Coal Historical	ICG Historical	Pro Forma Adjustments Related to Financing(a)	Pro Forma Adjustments Related to Merger		Pro Forma
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$69,220	$186,566	$3,687,569	$(3,056,670	)(b)
				(26,188	)(e)
				(604,711	)(c)	$255,786
Accounts receivable	303,317	111,210	—	—		414,527
Inventories	247,908	80,724	—	—		328,632
Prepaid royalties	42,719	6,737	—	—		49,456
Deferred income taxes	18,673	1,420	—	—		20,093
Coal derivative assets	15,952	—	—	—		15,952
Other	101,153	14,704	—	(2,562	)(b)	113,295
Total current assets	798,942	401,361	3,687,569	(3,690,131)		1,197,741
Property, plant and equipment, net	3,263,555	1,051,064	—	3,579,182	(b)	7,893,801
Other assets
Prepaid royalties	69,737	21,639	—	—		91,376
Goodwill	114,963	—	—	425,000	(b)	539,963
Deferred income taxes	331,242	—	—	—		331,242
Equity investments	204,424	—	—	—		204,424
Other	117,115	20,945	64,872	(8,937	)(b)
	—	—	—	(2,759	)(b)	191,236
Total other assets	837,481	42,584	64,872	413,304		1,358,241
Total assets	$4,899,978	$1,495,009	$3,752,441	302,355		$10,449,783

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$183,866	$80,294	—	—		$264,160
Coal derivative liabilities	4,178	—	—	—		4,178
Accrued expenses and other current liabilities	228,165	59,777	—	(582	)(c)	—
	—	—	—	2,903	(b)	290,263
Current maturities of debt and short-term borrowings	69,518	105,125	—	(105,125	)(c)	69,518
Total current liabilities	485,727	245,196	—	(102,804)		628,119
Long-term debt	1,539,028	228,437	2,552,524	375,254	(b)
				(603,691	)(c)	4,091,552
Asset retirement obligations	336,975	71,541	—	—		408,516
Accrued pension and postretirement benefits	111,692	84,129	—	—		195,821
Deferred income taxes	—	46,515	—	1,354,833	(b)	1,401,348
Other noncurrent liabilities	124,243	69,855	—	2,903	(b)
	—	—	—	51,758	(b)	248,759
Total liabilities	2,597,665	745,673	2,552,524	1,078,253		6,974,115
Redeemable noncontrolling interest	10,718	—	—	—		10,718
Stockholders’ equity
Common stock — Arch Coal	1,647	—	480	—		2,127
Common stock — ICG	—	2,042		(2,042	)(d)	—
Paid-in capital	1,740,765	852,812	1,248,927	(852,812	)(d)	2,989,692
Treasury stock, at cost	(53,848)	(309)		309	(d)	(53,848)
Retained earnings	600,751	(101,920)	(49,490)	—	(d)	—
	—	—	—	(26,188	)(e)	—
	—	—	—	(11,499	)(b)	—
	—	—	—	(438	)(c)	—
	—	—	—	113,419	(d)	524,635
Accumulated other comprehensive income (loss)	2,280	(3,353)	—	3,353	(d)	2,280
Total stockholders’ equity attributable to controlling interest	2,291,595	749,272	1,199,917	(775,898)		3,464,886
Noncontrolling interest	—	64	—	—		64
Total stockholders’ equity	2,291,595	749,336	1,199,917	(775,898)		3,464,950
Total liabilities and stockholders’ equity	$4,899,978	$1,495,009	$3,752,441	$302,355		$10,449,783

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Amounts in thousands, except per share data)

Note 1.                    Basis of Presentation

The unaudited pro forma condensed combined financial information is based on the historical financial information of Arch Coal and ICG included and incorporated by reference into this prospectus supplement and has been prepared to reflect the merger of Merger Sub with and into ICG and the related financing transactions. The pro forma data in the unaudited pro forma condensed combined balance sheet as of March 31, 2011 assume that the merger of Merger Sub with and into ICG was completed on that date. The data in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011 assume the merger was completed at the beginning of each period.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are directly attributable to the merger and related financing transactions and are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations are based on items directly attributable to the merger, factually supportable and expected to have a continuing impact on Arch Coal. As a result, the unaudited pro forma condensed combined statements of operations exclude acquisition costs and other costs that will not have a continuing impact on Arch Coal, although these items are reflected in the unaudited pro forma condensed combined balance sheet.

At this time, Arch Coal has not completed the valuation to determine the fair values of ICG’s assets and liabilities and accordingly, the unaudited pro forma condensed combined financial information was developed using a preliminary allocation of the estimated purchase price based on assumptions and estimates which are subject to changes that may be material.

Upon completion of a detailed valuation analysis, there may be additional increases or decreases to the recorded book values of ICG’s assets and liabilities, including, but not limited to, mineral reserves, property and equipment, coal supply agreements, asset retirement obligations, commitments and contingencies and other intangible assets that will give rise to future amounts of depletion, depreciation and amortization expenses or credits that are not reflected in this unaudited pro forma condensed combined financial information. Accordingly, once the final purchase price is determined and the purchase price allocation is completed actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined statement of operations does not reflect the cost of any integration activities or benefits from the merger and synergies that may be derived from any integration activities, both of which may have a material impact on the results of operations in periods following the completion of the merger.

Certain amounts in ICG’s historical balance sheet and statements of income have been conformed to Arch Coal’s presentation.

Note 2.                    Purchase Price

Arch Coal acquired all of the outstanding shares of ICG for cash at a price of $14.60 for each outstanding share of ICG Common Stock. Arch Coal financed the cash portion of the purchase consideration by issuing additional debt and equity securities and by borrowing amounts under its amended and restated senior secured credit facility.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION — (Continued)

The purchase price of the merger is as follows:

Number of ICG outstanding shares to be acquired	204,260,299
Cash purchase price	$14.60
$2,982,200
Settlement of share-based payment awards	74,470
Cash merger consideration	3,056,670
Change of control payment	$5,806
Cash merger consideration	$3,062,476

Reflects the payment of the cash purchase price of $3,056,670, including the settlement of employee stock options. The consideration for the merger also includes a liability incurred for a change in control payment to ICG’s Chief Executive Officer per the terms of his employment contract, which are included in the consideration for the merger.

Note 3.                    Pro Forma Adjustments

(a)               Represents the pro forma adjustments to reflect the financing for the merger, consisting of: (1) the proceeds from the issuance of notes of $2,000,000, less financing costs of $44,204; (2) the concurrent offering of 48 million shares of our common stock at an offering price of $27.00 per share, net of related costs of $46,593; and (3) $552,524 borrowed under our amended and restated senior secured credit facility to finance these transactions and pay estimated financing fees of $20,668. The pro forma adjustment for shares issued does not include 0.7 million shares of common stock Arch Coal issued on July 8, 2011 to cover underwriters’ over-allotments for net proceeds of $18.4 million.

(b)              Reflects allocation of purchase price to record amounts at their estimated fair value. Management has used certain estimates and assumptions in estimating fair value, however, a detailed analysis has not been performed on the individual assets and liabilities of ICG and actual results may differ materially from these estimates. The adjustment to property, plant and equipment was estimated using benchmark studies of similar acquisitions, and the adjustment to goodwill was estimated at the present value of forecasted synergies that may be realized in the merger. The fair value of long-term debt was estimated using market rates as of June 14, 2011. The adjustment to owned and leased mineral rights was estimated as the remaining amount of purchase price to be allocated after all other adjustments have been made. The detailed estimated preliminary purchase price allocation is as follows:

Book value of ICG’s net assets attributable to the controlling interest as of March 31, 2011	$749,272
Adjustment to fair value property, plant and equipment, including mineral rights	3,579,182
Adjustment to write-off value of ICG’s deferred financing fees	(11,499)
Adjustment to fair value of sales contracts	(54,517)
Adjustment to fair value long-term debt	(270,129)
Adjustment to accrued severance obligation	(5,806)
Adjustment to deferred income taxes to reflect the tax impact of fair value adjustments	(1,354,833)
Estimated fair value of net assets and liabilities to be acquired	2,631,670
Preliminary allocation to goodwill	425,000
Estimated purchase price	$3,056,670

(c)               Reflects the pro forma adjustment associated with the repayment of the outstanding principal, accrued interest and repayment premiums for ICG’s 9.125% senior secured notes and convertible senior notes and the related loss of $438. The 9.15% senior secured notes were redeemed at their principal amount of

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION — (Continued)

$200,000 plus a “make-whole” premium of $51,600. We assume that the convertible senior notes are all converted into shares of common stock at an increased conversion rate. All but $10 outstanding principal amount of the 9.00% convertible Senior Notes due August 1, 2012 have been converted.

(d)              Reflects the elimination of ICG’s historical stockholders’ equity balances.

(e)               Reflects the payment and expensing of $26,188 of acquisition-related costs.

(f)                 Reflects the estimated impact on depreciation, depletion and amortization for the fair value adjustment for property, plant and equipment and owned and leased mineral rights using an estimated useful remaining life of five years for property, plant and equipment and an estimated depletion rate applied to the actual ICG production for the respective period. Arch Coal has not completed a detailed analysis of the fair values of ICG’s property, plant and equipment or mineral reserves and therefore, the actual fair values assigned may differ materially and the impact on depreciation, depletion and amortization expense may also be materially different than the estimates provided herein.

(g)              Reflects the estimated impact on amortization for the fair value adjustment of acquired sales contracts. Arch Coal is still reviewing the contracts acquired, and therefore, the actual fair values assigned may differ materially and the impact on amortization expense may also be materially different than the estimates provided herein.

(h)              Reflects the impact of the refinancing of debt and the merger on interest expense. The adjustment also includes the amortization of deferred financing fees associated with Arch Coal’s 7.000% Senior Notes due 2019 and 7.250% Senior Notes due 2021 and the amended and restated senior secured credit facility.

(i)                  Reflects the income tax effect of pro forma adjustments calculated at an estimated rate of 37.5%.

(j)                  Pro forma basic earnings per common share has been calculated based on the expected number of shares assumed to be outstanding, assuming such shares were outstanding for the full period presented.